Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
-or-
Amy McGahan
Director of Corporate & Strategic Communications
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000
CBIZ REPORTS SECOND-QUARTER AND FIRST-HALF 2024 RESULTS
AND ANNOUNCES AGREEMENT TO ACQUIRE MARCUM

SECOND-QUARTER HIGHLIGHTS:
•TOTAL REVENUE UP 5.4%; SAME-UNIT REVENUE UP 2.8%
•GAAP EPS DOWN 26.4%; ADJUSTED EPS DOWN 9.1%; INCLUDES MARCUM ACQUISITION-RELATED EXPENSE OF $6.7M
•NET INCOME DOWN 26.3%; ADJUSTED EBITDA DOWN 6.9%

SIX-MONTH HIGHLIGHTS:
•TOTAL REVENUE UP 7.2%; SAME-UNIT REVENUE UP 4.4%
•GAAP EPS DOWN 3.0%; ADJUSTED EPS UP 1.5%; INCLUDES MARCUM ACQUISITION-RELATED EXPENSE OF $6.7M
•NET INCOME DOWN 3.3%; ADJUSTED EBITDA UP 1.0%
CLEVELAND (July 31, 2024) – CBIZ, Inc., (NYSE: CBZ) (“CBIZ” or the “Company”), a leading provider of financial, insurance and advisory services, today announced results for the second quarter and six months ended June 30, 2024.
In a separate press release issued today, CBIZ also announced it has entered into a definitive agreement to acquire Marcum LLP (“Marcum”), a national accounting and advisory firm. Upon closing, CBIZ will become the seventh-largest accounting services provider in the U.S. The cash-and-stock transaction valued at approximately $2.3 billion is expected to close in the fourth quarter. CBIZ incurred approximately $6.7 million in fees related to the Marcum transaction and results for the second quarter are impacted by

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$0.10 per share. The press release announcing this transaction is available on CBIZ’s website at https://cbiz.gcs-web.com/investor-overview.

Second-Quarter and First-Half 2024 Results
During the 2024 second quarter, CBIZ experienced the departure of a small group of producers and support staff within our Property and Casualty business and a loss of clients served by this group. Included in reported results is the impact of $0.03 in Adjusted earnings per share for the 2024 second quarter and first half. The impact to full-year 2024 Adjusted earnings per share is expected to be approximately $0.06.
For the 2024 second quarter, CBIZ recorded revenue of $420.0 million, an increase of $21.5 million, or 5.4%, compared with $398.5 million reported for the same period in 2023. Acquired operations contributed $10.5 million, or 2.6%, to second-quarter 2024 revenue growth. Same-unit revenue increased by $11.0 million, or 2.8%, for the quarter, compared with the same period a year ago. Net income was $19.8 million, or $0.39 per diluted share, for the quarter, compared with $26.9 million, or $0.53 per diluted share, for the same period a year ago.
For the six months ended June 30, 2024, CBIZ recorded revenue of $914.3 million, an increase of $61.2 million, or 7.2%, over the $853.1 million recorded for the same period in 2023. Acquired operations contributed $23.3 million, or 2.7%, to revenue growth in the six months ended June 30, 2024. Same-unit revenue increased by $37.9 million, or 4.4%, for the six months ended June 30, 2024, compared with the same period a year ago. Net income was $96.7 million, or $1.92 per diluted share, for the six months ended June 30, 2024, compared with $100.0 million, or $1.98 per diluted share, for the same period a year ago.
Excluding nonrecurring acquisition-related integration expenses and professional fees incurred related to the Marcum transaction, Adjusted net income was $25.0 million in the second quarter of 2024, compared with Adjusted net income of $27.6 million for the same period a year ago. Adjusted earnings per share was $0.50 for the second quarter of 2024, a decrease of 9.1%, compared with Adjusted earnings per share of $0.55 for the same period a year ago. Adjusted EBITDA for the second quarter of 2024 was $50.7 million, down 6.9%, compared with $54.4 million for the same period in 2023.
For the six months ended June 30, 2024, Adjusted net income was $102.5 million, compared with Adjusted net income of $102.0 million for the same period a year ago. Adjusted earnings per share was $2.04 for the six months ended June 30, 2024, an increase of 1.5%, compared with Adjusted earnings per share of $2.01 for the same period a year ago. Adjusted EBITDA for the six months ended June 30, 2024, was $169.5 million, compared with $167.8 million for the same period in 2023.
Schedules reconciling Adjusted net income, Adjusted earnings per share and Adjusted EBITDA to the most directly comparable GAAP measures can be found in the tables included at the end of this release.
The balance outstanding on the Company’s unsecured credit facility on June 30, 2024, was $381.0 million, with $209.8 million of unused borrowing capacity.
CEO Commentary
Jerry Grisko, CBIZ President and Chief Executive Officer, said, “We are pleased to report that our second-quarter results were generally in line with our expectations and that the overall health of our business remains strong. At the same time, we did experience a small number of unique headwinds that impacted our results for the quarter. Among these headwinds were the exit of a small group of producers from our Property and Casualty Insurance business and some evidence of clients delaying investment decisions and tightening discretionary spending. While our clients remain largely optimistic about the second half of the year, we find that any uncertainty in the market is amplified in an election year given concerns around

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regulations and interest rates. The nature of our resilient business model, with a high rate of recurring revenue and variable expense, enables us to maintain our performance even in less predictable business conditions.”

Grisko continued, “This morning we announced our agreement to acquire Marcum. After closing, the new, combined business will solidify our position as a leading provider of professional services to middle market businesses and is projected to be accretive to Adjusted Earnings in its first full year of operations. On a combined basis, we will become the seventh-largest accounting services provider in the country with revenues of approximately $2.8 billion, will employ over 10,000 team members and will serve more than 135,000 clients with a unique breadth of services and depth of expertise, including Benefits & Insurance services. We are excited about our future together and the opportunities this will provide to our people, the solutions we will bring to our clients, and the value we expect to create for our shareholders.”
2024 Outlook
With an expected close in fourth quarter of 2024, our current guidance excludes the impact of the Marcum acquisition. Based on expectations for the remainder of 2024, and due to the projected $0.06 per share full year impact of the loss of Property and Casualty business, the Company expects the following:
•Total revenue to grow within a range of 7% to 9% over the prior year.
•Effective tax rate of approximately 28%.
•Weighted average fully diluted share count of approximately 50.0 to 50.5 million shares.
•GAAP fully diluted earnings per share to grow within a range of 6% to 8%, to $2.53 to $2.58 per share, compared with the $2.39 per share reported for 2023.
•Adjusted fully diluted earnings per share to grow within a range of 10% to 12%, to $2.64 to $2.69 per share, compared with the $2.41 per share reported for 2023.
Conference Call
CBIZ will host a conference call at 11 a.m. (ET) today to discuss its second-quarter and first-half financial results as well as the Marcum acquisition announcement. The call will be webcast and an archived replay will be available at https://cbiz.gcs-web.com/investor-overview. Participants can register at https://dpregister.com/sreg/10191052/fd1f3d903c.
About CBIZ
CBIZ is a leading provider of financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 120 offices in 33 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.
Forward-Looking Statements
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to: we may be more sensitive to revenue fluctuations than other companies, which could result in fluctuations in the market price of our common stock; payments on

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accounts receivable may be slower than expected, or amounts due on receivables or notes may not be fully collectible; we are dependent on the services of our executive officers, other key employees, producers and service personnel, the loss of whom may have a material adverse effect on our business, financial condition and results of operations; restrictions imposed by independence requirements and conflict of interest rules may limit our ability to provide services to clients of the attest firms with which we have contractual relationships and the ability of such attest firms to provide attestation services to our clients; our goodwill and intangible assets could become impaired, which could lead to material non-cash charges against earnings; certain liabilities resulting from acquisitions are estimated and could lead to a material non-cash impact on earnings; governmental regulations and interpretations are subject to changes, which could have a material adverse effect on our clients, our business, our business services operations, our business models, or our revenue; changes in the United States healthcare or public health environment, including new healthcare legislation or regulations, may adversely affect the revenue and margins in our or our clients’ businesses; we are subject to risks relating to processing customer transactions for our payroll and other transaction processing businesses; cyber-attacks or other security breaches involving our computer systems or the systems of one or more of our vendors or clients could materially and adversely affect our business; we are subject to risk as it relates to software that we license from third parties; we could be held liable for errors and omissions, contract claims, or other litigation judgments or expenses; the future issuance of additional shares could adversely affect the price of our common stock; our principal stockholders may have substantial control over our operations; we require a significant amount of cash for interest payments on our debt and to expand our business as planned; terms of our credit facility may adversely affect our ability to run our business and/or reduce stockholder returns; our failure to satisfy covenants in our debt instruments could cause a default under those instruments; we are reliant on information processing systems and any failure of these systems could have a material adverse effect on our business, financial condition and results of operations; we may not be able to acquire and finance additional businesses which may limit our ability to pursue our business strategy; the business services industry is competitive and fragmented; if we are unable to compete effectively, our business, financial condition and results of operations may be negatively impacted; there is volatility in our stock price.
With respect to the agreement to acquire Marcum, such risks and uncertainties include, but are not limited to: the ability of the parties to consummate the transaction in a timely manner or at all; satisfaction of the conditions precedent to consummation of the transaction, including the ability to secure regulatory approvals in a timely manner or at all, and the approval by Marcum’s partners and the approval by the Company’s stockholders; the possibility of litigation related to the transaction and the effects thereof; the possibility that anticipated benefits and/or synergies of the transaction will not be achieved in a timely manner or at all; the possibility that the costs of the transaction and/or liabilities assumed will be more significant than anticipated; the possibility that integration will prove more costly and/or time consuming than anticipated; the possibility that the transaction could disrupt ongoing plans and operations of the parties or their respective relationships with clients, other business partners and employees; the possibility that the financing will not be obtained as anticipated and the effects of the increased leverage of the Company following the transaction; and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”).
Such forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Should one or more of these risks materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Consequently, no forward-looking statements can be guaranteed.
A more detailed description of such risks and uncertainties may be found in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s other filings with the SEC at www.sec.gov.

NYSE: CBZ ● www.cbiz.com ● X: @cbz

All forward-looking statements made in this release are made only as of the date hereof. The Company does not undertake any obligation to publicly update or correct any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT
In connection with the transaction with Marcum, the Company will file a proxy statement with the SEC. The definitive proxy statement will be mailed to the Company’s stockholders and will contain important information about the transaction and related matters. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The definitive proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the definitive proxy statement from the Company on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131.
PARTICIPANTS IN THE SOLICITATION
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the transaction with Marcum. Information with respect to the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2024, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 23, 2024. These documents are available free of charge at the SEC’s website at www.sec.gov, or from the Company on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that the Company intends to file with the SEC.

NYSE: CBZ ● www.cbiz.com ● X: @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED JUNE 30, 2024 AND 2023
(In thousands, except percentages and per share data)

	Three Months Ended June 30,
	2024	%	2023	%
Revenue	$420,012	100.0%	$398,502	100.0%
Operating expenses (1)	366,368	87.2	343,987	86.3
Gross margin	53,644	12.8	54,515	13.7
Corporate general and administrative expenses (1)	22,050	5.2	15,793	4.0
Operating income	31,594	7.6	38,722	9.7
Other (expense) income:
Interest expense	(5,884)	(1.4)	(5,534)	(1.4)
Other income, net (1) (2)	2,483	0.6	5,421	1.4
Total other expense, net	(3,401)	(0.8)	(113)	—
Income before income tax expense	28,193	6.8	38,609	9.7
Income tax expense	8,400		11,746
Net income	$19,793	4.7%	$26,863	6.7%

Diluted earnings per share	$0.39		$0.53

Diluted weighted average common shares outstanding	50,276		50,385
Other data:
Adjusted EBITDA (3)	$50,683		$54,435
Adjusted EPS (3)	$0.50		$0.55

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other expense, net." The deferred compensation plan has no impact on "Income before income tax expense."
Income and expenses related to the deferred compensation plan for the three months ended June 30, 2024, and 2023, are as follows (in thousands):

	Three Months Ended June 30,
	2024	% of Revenue	2023	% of Revenue
Operating expense	$2,283	0.5%	$5,102	1.3%
Corporate general and administrative expense	323	0.1%	631	0.2%
Other income, net	2,606	0.6%	5,733	1.4%

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Excluding the impact of the previously mentioned income and expenses related to the deferred compensation plan, the operating results for the three months ended June 30, 2024, and 2023, are as follows (in thousands):

	Three Months Ended June 30,
	2024				2023
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$53,644	$2,283	$55,927	13.3%	$54,515	$5,102	$59,617	15.0%
Operating income	31,594	2,606	34,200	8.1%	38,722	5,733	44,455	11.2%
Other income (expense), net	2,483	(2,606)	(123)	—%	5,421	(5,733)	(312)	(0.1)%
Income before income tax expense	28,193	—	28,193	6.8%	38,609	—	38,609	9.7%
(2)Included in "Other income (expense), net" for the three months ended June 30, 2024, and 2023, is expense of $0.2 million and $0.8 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.
(3)Refer to the schedules reconciling Adjusted earnings per share and Adjusted EBITDA to the most directly comparable GAAP measures at the end of this release, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 2024 AND 2023
(In thousands, except percentages and per share data)

	Six Months Ended June 30,
	2024	%	2023	%
Revenue	$914,309	100.0%	$853,108	100.0%
Operating expenses (1)	742,853	81.2	684,998	80.3
Gross margin	171,456	18.8	168,110	19.7
Corporate general and administrative expenses (1)	40,761	4.5	31,391	3.7
Operating income	130,695	14.3	136,719	16.0
Other (expense) income:
Interest expense	(10,395)	(1.1)	(9,175)	(1.1)
Gain on sale of operations, net	—	—	99	—
Other income, net (1) (2)	11,907	1.3	10,533	1.2
Total other income, net	1,512	0.2	1,457	0.1
Income before income tax expense	132,207	14.5	138,176	16.1
Income tax expense	35,530		38,153
Net income	96,677	10.6%	100,023	11.7%

Diluted earnings per share	$1.92		$1.98

Diluted weighted average common shares outstanding	50,248		50,639
Other data:
Adjusted EBITDA (3)	$169,513		$167,783
Adjusted EPS (3)	$2.04		$2.01

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other income (expense), net." The deferred compensation plan has no impact on "Income before income tax expense."
Income and expenses related to the deferred compensation plan for the six months ended June 30, 2024, and 2023, are as follows (in thousands):

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	Six Months Ended June 30,
	2024	% of Revenue	2023	% of Revenue
Operating expenses	$10,859	1.2%	$9,862	1.2%
Corporate general and administrative expenses	1,380	0.2%	1,273	0.1%
Other income (expense), net	12,239	1.3%	11,135	1.3%
Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the six months ended June 30, 2024, and 2023, are as follows (in thousands):

	Six Months Ended June 30,
	2024				2023
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$171,456	$10,859	$182,315	19.9%	$168,110	$9,862	$177,972	20.9%
Operating income	130,695	12,239	142,934	15.6%	136,719	11,135	147,854	17.3%
Other income (expense), net	11,907	(12,239)	(332)	—%	10,533	(11,135)	(602)	(0.1)%
Income before income tax expense	132,207	—	132,207	14.5%	138,176	—	138,176	16.1%
(2)Included in "Other income (expense), net" for the six months ended June 30, 2024, and 2023, is expense of $0.6 million and $1.4 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.
(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands)
SELECT SEGMENT DATA

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue
Financial Services	$309,233	$290,930	$681,863	$634,016
Benefits and Insurance Services	97,419	95,838	205,827	195,892
National Practices	13,360	11,734	26,619	23,200
Total	$420,012	$398,502	$914,309	$853,108

Gross Margin
Financial Services	$46,424	$47,485	$153,493	$146,128
Benefits and Insurance Services	14,176	17,464	38,947	40,595
National Practices	1,332	1,189	2,658	2,072
Operating expenses - unallocated (1):
Other expense	(6,005)	(6,521)	(12,783)	(10,823)
Deferred compensation	(2,283)	(5,102)	(10,859)	(9,862)
Total	$53,644	$54,515	$171,456	$168,110

(1)Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also includes gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income before income tax expense" as they are directly offset by the same adjustment to "Other income (expense), net" in the Consolidated Statements of Comprehensive Income. Net gains or losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense (income) in "Operating expenses" and “Corporate, general and administrative expenses,” and offset in "Other income (expense), net."

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CBIZ, INC.
SELECT CASH FLOW DATA (UNAUDITED)
(In thousands)

	Six Months Ended June 30,
	2024	2023
Net income	$96,677	$100,023
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	19,008	17,831
Gain on sale of operations, net	—	(99)
Bad debt expense, net of recoveries	1,244	805
Adjustments to contingent earnout liability, net	638	1,445
Stock-based compensation expense	5,016	6,619
Other noncash adjustments	3,401	4,671
Net income, after adjustments to reconcile net income to net cash provided by operating activities	125,984	131,295
Changes in assets and liabilities, net of acquisitions and divestitures	(101,545)	(101,566)
Net cash provided by operating activities	24,439	29,729
Net cash used in investing activities	(33,247)	(65,617)
Net cash (used in) provided by financing activities	(11,920)	21,793
Net decrease in cash, cash equivalents and restricted cash	(20,728)	(14,095)
Cash, cash equivalents and restricted cash at beginning of year	$157,148	$160,145
Cash, cash equivalents and restricted cash at end of period	$136,420	$146,050

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$1,128	$3,692
Restricted cash	44,947	52,314
Cash equivalents included in funds held for clients	90,345	90,044
Total cash, cash equivalents and restricted cash	$136,420	$146,050

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CBIZ, INC.
SELECT FINANCIAL DATA AND RATIOS (UNAUDITED)
(In thousands)

	June 30, 2024	December 31, 2023
Cash and cash equivalents	1,128	8,090
Restricted cash	44,947	30,362
Accounts receivable, net	477,841	380,152
Current assets before funds held for clients	562,808	453,499
Funds held for clients	131,128	159,186
Goodwill and other intangible assets, net	1,035,148	1,008,604

Total assets	2,160,805	2,043,592

Current liabilities before client fund obligations	336,140	352,028
Client fund obligations	131,623	159,893
Total long-term debt, net	379,660	310,826

Total liabilities	1,269,371	1,251,974

Treasury stock	(910,322)	(899,093)

Total stockholders' equity	891,434	791,618

Debt to equity	42.6%	39.3%
Days sales outstanding (DSO) (1)	95	78

Shares outstanding	50,162	49,814
Basic weighted average common shares outstanding	50,079	49,989
Diluted weighted average common shares outstanding	50,248	50,557

(1)DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve months daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO on June 30, 2023, was 94.

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CBIZ, INC.
GAAP RECONCILIATION
Net Income and Diluted Earnings Per Share (“EPS”) to Adjusted Net Income, EPS and EBITDA(1)
(Unaudited. Amounts in thousands, except per share data)

	Three Months Ended June 30,
	2024		2023
	Amounts	EPS	Amounts	EPS
Net income	$19,793	$0.39	$26,863	$0.53
Adjustments:
Integration & retention costs related to acquisitions (2)	330	0.01	865	0.03
Facility optimization costs (3)	85	—	221	—
Transaction costs (4)	6,651	0.13	—	—
Income tax effect related to adjustments	(1,906)	(0.03)	(330)	(0.01)
Adjusted net income	$24,953	$0.50	$27,619	$0.55
Interest expense	$5,884		$5,534
Income tax expense	8,400		11,746
Tax effect related to the adjustments above	1,906		330
Depreciation	3,520		3,116
Amortization	6,020		6,090
Adjusted EBITDA	$50,683		$54,435

	Six Months Ended June 30,
	2024		2023
	Amounts	EPS	Amounts	EPS
Net income	$96,677	$1.92	$100,023	$1.98
Adjustments:
Transaction costs related to acquisitions (2)	—	—	611	0.01
Integration & retention costs related to acquisitions (2)	912	0.02	1,868	0.04
Facility optimization costs (3)	340	0.01	221	—
Transaction costs (4)	6,651	0.13	—	—
Income tax effect related to adjustments	(2,124)	(0.04)	(746)	(0.02)
Adjusted net income	$102,456	$2.04	$101,977	$2.01
Interest expense	$10,395		$9,175
Income tax expense	35,530		38,153
Gain on sale of operations, net	—		(99)
Tax effect related to the adjustments above	2,124		746
Depreciation	7,043		6,091
Amortization	11,965		11,740
Adjusted EBITDA	$169,513		$167,783

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted net income, Adjusted EPS, and Adjusted EBITDA to the most directly comparable GAAP financial measures, “Net income” and "Diluted earnings per share." Adjusted net income, Adjusted EPS and Adjusted EBITDA are not defined by GAAP and should not be regarded as an alternative or replacement to any financial information determined under GAAP. Adjusted net income, Adjusted EPS and Adjusted EBITDA exclude significant non-operating related gains and losses that management does not consider on-going in nature. These Non-GAAP financial measures are used by the Company as performance measures to evaluate, assess and benchmark the Company's operational results and to evaluate results relative to employee compensation targets. Accordingly, the Company believes the presentation of these Non-GAAP financial measures allows its stockholders, debt holders, and other interested parties to meaningfully compare the Company’s period-to-period operating results.

NYSE: CBZ ● www.cbiz.com ● X: @cbz

(2)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature. Amounts reported in 2024 related to the costs incurred related to the acquisitions of Erickson, Brown & Kloster, LLC and CompuData, Inc., and those reported in 2023 related to the acquisition of Somerset CAPs and Advisors.
(3) These costs relate to incremental non-recurring lease expense incurred as a result of CBIZ's real estate optimization efforts.
(4)These costs include, but are not limited to, certain non-recurring legal and other professional service costs incurred in connection with the announced purchase of Marcum.

NYSE: CBZ ● www.cbiz.com ● X: @cbz

CBIZ, INC.
GAAP RECONCILIATION
Full Year 2024 Diluted Earnings Per Share (“EPS”) Guidance to Full Year 2024 Adjusted Diluted EPS (1)

	Full Year 2024 Guidance
	Low	High
Diluted EPS - GAAP Guidance	$2.53	$2.58
Adjustments:
Integration & retention costs related to acquisitions (2)	0.01	0.01
Transaction costs (3)	0.10	0.10
Adjusted Diluted EPS Guidance	$2.64	$2.69

GAAP Diluted EPS for 2023	$2.39	$2.39
Adjusted Diluted EPS for 2023	$2.41	$2.41
GAAP Diluted EPS Range	6%	8%
Adjusted Diluted EPS Range	10%	12%

(1) The full year 2024 guidance is based on management’s current expectations for the remainder of 2024, excluding the impact of the announced acquisition of Marcum. Management expects to update guidance for the combined business upon closing of the transaction, which is expected to occur in the fourth quarter, subject to the satisfaction of various closing conditions, including the approval of the Company’s stockholders.
(2) These costs include, but are not limited to, certain non-recurring consulting, technology, personnel, and other first year operating and general administrative costs incurred related to the acquisitions of Erickson, Brown & Kloster, LLC and CompuData, Inc.
(3) These costs include, but are not limited to, certain non-recurring legal and other professional service costs incurred in connection with the announced purchase of Marcum.

NYSE: CBZ ● www.cbiz.com ● X: @cbz